UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2007

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia     30309

(Address of principal executive offices)    (Zip Code)

(404) 815-0770

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2007, the Leadership and Compensation Committee (the “Compensation Committee”) of the Board of Directors of EarthLink, Inc. (the “Company”) determined to pay Michael C. Lunsford an additional $50,000 per quarter, paid monthly, while he acted as Interim Chief Executive Officer.  On July 18, 2007, the Compensation Committee determined to extend the payment of the additional $50,000 through September 30, 2007, in recognition of Mr. Lunsford’s service during the transitional period of the Company’s new Chief Executive Officer, Rolla P. Huff.

On July 18, 2007, the Compensation Committee also determined to make a special payment of $50,000 to Thomas E. Wheeler, as Chairman of the CEO Search Committee, and $15,000 to William H. Harris, Jr., as a member of the CEO Search Committee, in recognition of the duties undertaken by Mr. Wheeler and Mr. Harris during the Company’s search for a new Chief Executive Officer.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of July 18, 2007, the Board of Directors amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares of capital stock.

The Bylaws, as amended, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws, effective as of July 18, 2007

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

	By:	/s/ KEVIN M. DOTTS
Name: Kevin M. Dotts
Title: Chief Financial Officer

Date: July 18, 2007

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws, effective as of July 18, 2007